UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

April 23, 2020

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 South Pointe Drive, Suite 100, Lake Forest, California 92630

(Address of principal executive offices)

(800) 978-8136

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Item 2.03 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 23, 2020, CHP Friendswood, LLC (“CHP FWD”), a consolidated subsidiary of Summit Healthcare REIT, Inc. (the “Company”), entered into a Healthcare Facility Note and related loan documentation with ORIX Real Estate Capital, LLC (the “Note”), and a Healthcare Regulatory Agreement and related documentation with the U.S. Department of Housing and Urban Development (“HUD”). The Note is secured by the real and personal property of the Friendship Haven facility owned by CHP FWD and is insured by HUD. The Note has a principal balance of approximately $11.9 million, an “all in” interest rate of 3.44% inclusive of the mortgage insurance premium and an amortization term of 35 years. The Note contains a prepayment penalty of 10% in the first year, which is reduced annually by 100 basis points, until there is no longer a prepayment penalty beginning in the 11th year. The Note is subject to customary representations, warranties and ongoing covenants and agreements with respect to the operation of the Friendship Haven facility, including the provision for certain maintenance and other reserve accounts with respect to that facility, all as described in the Healthcare Regulatory Agreement. The net loan proceeds of $11.9 million have been used to pay off the outstanding principal debt on CHP FWD’s existing CIBC loan maturing in March 2021 and to establish certain reserve accounts required by HUD.

A form of the Note and Healthcare Regulatory Agreement entered into by CHP FWD with respect to the HUD-insured loan is attached as Exhibits 10.1 and 10.2, respectively. The descriptions of the terms of the Note and Healthcare Regulatory Agreement set forth above are qualified in their entirety by reference to the full text of such documents.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Healthcare Facility Note with respect to HUD – insured loans between CHP Friendswood, LLC and ORIX Real Estate Capital, LLC, dated April 1, 2020.

10.2	Healthcare Regulatory Agreement – Borrower between CHP Friendswood, LLC and HUD, dated April 1, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Elizabeth A. Pagliarini
Name:	Elizabeth A. Pagliarini
Title:	Chief Financial Officer

Dated: April 28, 2020